        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1996
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          RATIONAL SOFTWARE CORPORATION
                          (FORMERLY VERDIX CORPORATION)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                               54-1217099
  (STATE OF INCORPORATION)           (I.R.S. EMPLOYER (IDENTIFICATION NUMBER)

                            2800 SAN TOMAS EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95051
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

         RATIONAL SOFTWARE CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLAN)

                               ------------------

                                 ROBERT T. BOND
                 SENIOR VICE PRESIDENT, CHIEF OPERATING OFFICER,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                          RATIONAL SOFTWARE CORPORATION
                            2800 SAN TOMAS EXPRESSWAY
                          SANTA CLARA, CALIFORNIA 95051
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (408) 496-3600
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                   Copies to:

                              CRAIG H. FACTOR, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

================================================================================

                         CALCULATION OF REGISTRATION FEE



==================================================================================================
    TITLE OF                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
SECURITIES TO BE      AMOUNT TO BE       OFFERING PRICE         AGGREGATE            AMOUNT OF
   REGISTERED          REGISTERED         PER SHARE(1)      OFFERING PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value:         400,000             $32.75           $13,090,000           $3,966.67
                         -------          -------------       -----------           ---------
==================================================================================================


(1) The proposed maximum offering price per share was estimated pursuant to Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share was determined by reference to 85% of the average of the high and the low prices reported in The Nasdaq Stock Market on October 22, 1996, which average was $38.50.

         This Registration Statement on Form S-8 is being filed in order to register 400,000 additional shares which have been reserved for the Rational Software Corporation 1994 Employee Stock Purchase Plan. The Registration Statement on Form S-8 (Registration No. 33-85906), as amended, is hereby incorporated by reference.


                                INDEX TO EXHIBITS


Exhibit Number

4.1     Rational Software Corporation 1994 Employee Stock Purchase Plan.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

23.1    Consent of Ernst & Young LLP, Independent Auditors.

23.2    Consent of Counsel (contained in Exhibit 5.1).

24.1    Power of Attorney (contained on page II-1).

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 29, 1996.

                      RATIONAL SOFTWARE CORPORATION


                      By:  /s/ Robert T. Bond
                           -------------------------
                           Robert T. Bond
                           Senior Vice President, Chief Operating Officer, Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

         KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul D. Levy and Robert T. Bond and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Date:   October 29, 1996            /s/ Michael T. Devlin
       -----------------          ----------------------------------------------
                                  Michael T. Devlin, President and
                                  Director

Date:   October 29, 1996            /s/ Paul D. Levy
       -----------------          ----------------------------------------------
                                  Paul D. Levy, Chairman of the Board and Chief Executive
                                  Officer

Date:   October 29, 1996            /s/ Robert T. Bond
       -----------------          ----------------------------------------------
                                  Robert T. Bond, Senior Vice President
                                  Chief Operating Officer, Chief Financial Officer and Secretary

Date:   October 29, 1996            /s/ James S. Campbell
       -----------------          ----------------------------------------------
                                  James S. Campbell, Director

Date:
       -----------------          ----------------------------------------------
                                  Daniel H. Case III, Director

Date:   October 29, 1996            /s/ Leslie G. Denend
       -----------------          ----------------------------------------------
                                  Leslie G. Denend, Director

Date:   October 29, 1996            /s/ John E. Montague
       -----------------          ----------------------------------------------
                                  John E. Montague, Director

Date:   October 29, 1996            /s/ Allison R. Schleicher
       -----------------          ----------------------------------------------
                                  Allison R. Schleicher, Director

Date:   October 29, 1996            /s/ Timothy A. Brennan
       -----------------          ----------------------------------------------
                                  Timothy A. Brennan, Vice President,
                                  Finance and Administration
                                  (Principal Accounting Officer)


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